UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2013

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

This Current Report on Form 8-K includes supplemental data regarding the Company’s previously announced change in quarterly accounting periods.  The Company intends to adjust its quarterly reporting calendar beginning with the first quarter of fiscal 2013 to four 13-week operating quarters. Previously, the Company’s first three quarters of the fiscal year consisted of 12 weeks and the fourth quarter consisted of 16 weeks.  The fiscal year will continue to end on the Monday nearest to December 31st. The tables below show supplemental data for fiscal year 2012 as reported and reflecting the change that will take effect beginning with the first quarter of 2013 as if 2012 had been reported under the revised calendar.

As Reported (unaudited)

	Twelve	Twelve	Twelve	Sixteen	Fifty-Two
	Weeks	Weeks	Weeks	Weeks	Weeks
	Ended	Ended	Ended	Ended	Ended
	March 26,	June 18,	September	December	December
	2012	2012	10, 2012	31, 2012	31, 2012

Revenue (in millions)	$103.4	$119.9	$129.2	$112.6	$465.1

Restaurants opened during the period	3	5	2	1	11
Number of restaurants open (end of period):
Joe’s Crab Shack	122	127	129	129	129
Brick House Tavern + Tap	16	16	16	15	15
Total restaurants	138	143	145	144	144
Average weekly sales (in thousands)	$63	$71	$75	$49	$63
Restaurant operating weeks	1,638	1,683	1,727	2,319	7,367

Comparable Restaurant Data:
Comparable restaurant base (end of period)	118	120	122	123	123
Comparable restaurant sales percentage change	5.3%	3.0%	0.4%	0.8%	2.2%

Reflecting the New Reporting Calendar (unaudited)

	Thirteen	Thirteen	Thirteen	Thirteen	Fifty-Two
	Weeks	Weeks	Weeks	Weeks	Weeks
	Ended	Ended	Ended	Ended	Ended
	April 2,	July 2,	October 1,	December	December
	2012	2012	2012	31, 2012	31, 2012

Revenue (in millions)	$113.1	$132.9	$130.2	$88.9	$465.1

Restaurants opened during the period	4	4	2	1	11
Number of restaurants open (end of period):
Joe’s Crab Shack	123	127	129	129	129
Brick House Tavern + Tap	16	16	16	15	15
Total restaurants	139	143	145	144	144
Average weekly sales (in thousands)	$64	$73	$69	$47	$63
Restaurant operating weeks	1,777	1,830	1,876	1,884	7,367

Comparable Restaurant Data:
Comparable restaurant base (end of period)	119	122	123	123	123
Comparable restaurant sales percentage change	5.2%	2.0%	0.5%	1.4%	2.2%

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 26, 2013

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Michael J. Dixon
Michael J. Dixon
President and Chief Financial Officer

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